Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by Registrant [ X ]
Filed by Party other than the  Registrant [   ]
Check the  appropriate  box:
[   ]  Preliminary  Proxy  Statement
[ X ]  Definitive  Proxy Statement
[   ]  Definitive  Additional  Materials
[   ]  Soliciting  Material  Pursuant to Sec.  240.14a-11(c) or 240.14a-12
[   ]  Confidential, for Use of the  Commission  Only
       (as permitted by Rule 14-6(e)(2)



                          INSITUFORM EAST, INCORPORATED

Payment of Filing Fee (Check the appropriate box):

[   ]   $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i) (2)
        of Item 22(a)(2)of Schedule 14A.
[   ]   $500 per each party to the  controversy  pursuant to Exchange Act Rule
        14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed  maximum  aggregate value of transaction:
         5) Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                            Landover, Maryland 20785


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            FRIDAY, DECEMBER 12, 1997

To the Stockholders of Insituform East, Incorporated:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for the fiscal year ended June 30, 1997 will be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland 20774 on Friday, December 12, 1997, at 10:00 a.m. local time, for the following purposes:

         1.       To elect directors of the Corporation; and

         2. To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on October 16, 1997, as the Record Date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

         A copy of the Corporation's Annual Report for the fiscal year ended June 30, 1997, a Proxy and a Proxy Statement accompany this Notice.


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS
REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE CORPORATION'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.



                                             By Order of the Board of Directors,



                                             Robert F. Hartman
                                             Secretary


Landover, Maryland
November 3, 1997

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 12, 1997

                                 PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for use at the Annual Meeting of Stockholders to be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland, 20774 on Friday, December 12, 1997, at 10:00 a.m. local time, and any adjournments thereof (the "Meeting").

         The Board of Directors has fixed the close of business on October 16, 1997, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

         Stockholders are requested to complete, sign and date the accompanying Proxy and return it promptly to the Company in the enclosed envelope. Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to or at the Meeting.

         Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted FOR the election as directors of the Company those nominees for director designated for election by holders of shares of Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; FOR the election as directors of the Corporation those nominees for director designated for election by holders of shares of Class B Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; and, if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

         The cost of preparing, assembling, and mailing this Proxy Statement, the Proxy and the Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers or regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock or Class B Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy, and Annual Report for the fiscal year ended June 30, 1997, are first being mailed to the Company's stockholders of record on or about November 3, 1997.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, there were outstanding 4,059,266 shares of Common Stock, par value four cents ($.04) per share (the "Common Stock"), and 297,596 shares of Class B Common Stock, par value four cents ($.04) per share (the "Class B Common Stock"), which are the only classes of stock of the Corporation outstanding. A quorum shall be constituted by the presence at the Meeting of a majority of the outstanding shares of Common Stock, or 2,029,634 of such shares, and a majority of the outstanding shares of Class B Common Stock, or 148,799 of such shares.
         Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following information is furnished with respect to each person or entity who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of the Record Date:

 Name & Address of                             Amount & Nature of     Percent
 Beneficial Owner      Title of Class         Beneficial Ownership   of Class
--------------------------------------------------------------------------------

CERBCO, Inc.           Common Stock                 1,127,500         27.8% 1/
3421 Pennsy Drive      Class B Common Stock           296,141         99.5% 1/
Landover, MD 20785

George Wm. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

Robert W. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

--------------------------------------------------------------------------------
1/ Through its ownership of such percentages of the outstanding shares of Common Stock and Class B Common Stock, CERBCO, Inc. is entitled to cast 58.1% of all votes entitled to be cast on matters on which holders of shares of both classes of the Company's common stock vote together.
2/ Messrs. George Wm. Erikson and Robert W. Erikson own 44.4% and 39.1%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

SECURITY OWNERSHIP OF MANAGEMENT

         The following information is furnished with respect to all directors of the Company who were the beneficial owners of any shares of the Company's Common Stock or Class B Common Stock as of the Record Date, and with respect to all directors and officers of the Company as a group:


                                                             Amount & Nature of Beneficial Ownership
    Name of Beneficial Owner   Title of Class        Owned Outright    Exercisable Options   Percent of Class
-------------------------------------------------------------------------------------------------------------

George Wm. Erikson 1/          Common Stock                 16,500             75,000            2.0%
Robert W. Erikson 1/           Common Stock                      0             75,000            1.7%
Calvin G. Franklin             Common Stock                      0             45,000            1.0%
Webb C. Hayes, IV              Common Stock                      0             45,000            1.0%
Paul C. Kincheloe, Jr          Common Stock                      0             45,000            1.0%
Jack Massar                    Common Stock                      0             75,000            1.7%
Thomas J. Schaefer             Common Stock                      0             75,000            1.7%
All directors and officers as  Common Stock                 17,000            435,000           10.1%
  a group (11 persons,         Class B Common Stock              0                  0            0.0%
  including those named above)

1/ Messrs. George Wm. Erikson and Robert W. Erikson own 44.4% and 39.1%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Board of Directors is currently comprised of seven directors. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting. The directors elected at the Meeting will serve subject to the By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 1998, and until their respective successors shall have been duly elected and qualified.

         All of the seven persons presently serving as directors are nominees to be elected at the Meeting and are listed below. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies in favor of these nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees for the office of director will not be available for election as director. However, should any of them become unwilling or unable to be nominated, it is intended that the individuals named in the enclosed Proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

         Two of the seven nominees for election to the Company's Board of Directors identified below have been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to these nominees. The remaining five nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to these nominees. Accordingly, the following list contains a designation as to those nominees to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common Stock:

      Name, Age, Principal Occupation,                                     First Became   Class of Common Stock
    Business Experience and Directorships                                  A Director      For Which Nominated
---------------------------------------------------------------------------------------------------------------

George Wm. Erikson, Age 55 1/                                                 1984         Class B Common Stock
   Chairman, member of the Chief Executive Officer Committee and General Counsel
since 1986,  Chairman of the Board of Directors from 1985 to 1986; CERBCO,  Inc.
-- Chairman, General Counsel and Director since 1988; CERBERONICS,  Inc. -- Vice
Chairman  since 1988,  Chairman from 1979 to 1988,  Secretary from 1976 to 1988,
General  Counsel since 1976 and Director since 1975;  Capitol Office  Solutions,
Inc. -- Chairman, General Counsel and Director from 1987 to June 30, 1997.







Robert W. Erikson, Age 52 1/                                                  1985         Class B Common Stock

   President  since  September  1991,  Vice  Chairman  and  member  of the Chief
Executive Officer Committee since 1986, Vice Chairman of the Board of Directors from 1985 to 1986; CERBCO, Inc. -- President, Vice Chairman and Director since
1988; CERBERONICS,  Inc. -- Chairman since 1988, President from 1977 to 1988 and
Director  since  1974;  Capitol  Office  Solutions,  Inc. -- Vice  Chairman  and
Director from 1987 to June 30, 1997;  Director of The Palmer  National Bank from
1983 to 1996, and Director of its successor,  The George Mason Bank, N.A., until
June, 1997.

Calvin G. Franklin, Age 67                                                    1994         Common Stock
     President and Chief Executive Officer of Engineering  Systems  Consultants,
Inc. since 1992;  Commanding  General of D.C.  National Guard from 1981 to 1992;
Director of Columbia First Bank from 1989 to 1995;  Director of Signet Bank, N.A from 1985 to 1989; retired Major General, U.S. Army.

Webb C. Hayes, IV, Age 49                                                     1994         Class B Common Stock
     Director and Executive Vice President of George Mason Bankshares,  Inc. and
Chairman,  President and CEO of The George Mason Bank,  N.A.,  until June, 1997;
Chairman of the Board of Palmer National Bancorp.,  Inc. and The Palmer National
Bank from 1985 to 1996, President and Chief Executive Officer from 1983 to 1996;
Director of CERBCO, Inc. since 1991; Director of Capitol Office Solutions,  Inc.
from 1992 to June 30,  1997;  Director of the Federal  Reserve  Bank of Richmond
from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 56                                                1994         Class B Common Stock
     Practicing attorney and real estate investor since 1967; Partner in the law firm of Kincheloe and Schneiderman  since 1983;  Director of CERBCO,  Inc. since
1991;  Director of Capitol  Office  Solutions,  Inc. from 1992 to June 30, 1997;
Director of Herndon  Federal Saving & Loan from 1970 to 1983;  Director of First
Federal Savings & Loan of Alexandria from 1983 to 1989.

Jack Massar, Age 72 2/                                                        1991         Class B Common Stock

     Independent   business  consultant  since  1991;  President  of  Insituform
Technologies,  Inc.  (formerly  Insituform of North America,  Inc.) from 1984 to
1991 (retired January 1991),  Director from 1983 to 1987; President and Director of NuPipe, Inc. from 1988 to 1991; Director of Insituform Mid-America, Inc. from
1983 to 1991; Director of Wellington Leisure Products, Inc. from 1991 to 1994.

Thomas J. Schaefer, Age 59 2/                                                 1981         Common Stock

     Independent private investor since 1995; President, Chief Executive Officer and Director of Columbia First Bank, N.A from 1988 to 1995;  President and Chief
Executive  Officer of Signet Bank, N.A. from 1981 to 1988 and Director of Signet
Bank,  N.A.  from  1978 to 1988;  Director  of  CERBCO,  Inc.  from July 1990 to
November 1990.
----------------------------------------------------------------------------------------------------------------
1/    Messrs. George Wm. Erikson and Robert W. Erikson are brothers.
2/    Member of Audit Committee.



                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

         The Board of Directors has an Audit Committee, the members of which are all outside directors. The names of the committee's members are indicated in the table above. The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

         The Audit Committee, among its functions, reviews the Corporation's financial policies and accounting systems, reviews the scope of the independent public accountants' audit, and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The Audit Committee meets with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

         During the fiscal year ended June 30, 1997, the Board of Directors met on five occasions. The Audit Committee met on two occasions. Each incumbent director attended more than 75% of both (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Information concerning Messrs. George Wm. Erikson and Robert W. Erikson, who were executive officers and directors, is provided under the section entitled "Present Directors Who are Nominated for Re-election." The following table sets forth the name, age, position(s) held and business experience of the individuals who were executive officers, but not directors, of the Company throughout fiscal year 1997:

Raymond T. Verrey, Age 51
     Vice President, Treasurer and Chief Financial Officer since 1988, Principal Accounting Officer since 1987; employed by Touche Ross & Co. from 1975 to 1987, serving as an Audit Manager from 1981 to 1987.

John F. Mulhall, Age 51
     Vice President of Sales and Marketing since 1988, Director of Sales and Marketing from 1987 to 1988; employed by Translogic Corporation, a material conveying system manufacturer, from 1972 to 1987, serving as Eastern Regional Manager from 1979 to 1987.

Gregory Laszczynski, Age 43
     Vice President of Operations since 1989, Director of Operations from 1987 to 1989; employed by FMC Corporation from 1984 to 1987, serving as a Project Engineer.

Robert F. Hartman, Age 50
     Vice President of Administration and Secretary since 1991; Vice President and Controller of CERBCO, Inc. since 1988, Secretary since 1991; Vice President and Treasurer of CERBERONICS, Inc. since 1988; employed by Dynamac International, Inc. from 1985 to 1988, serving as Controller; employed by CERBERONICS, Inc. from 1979 to 1985, serving as Vice President and Treasurer from 1984 to 1985.

                             EXECUTIVE COMPENSATION

JOINT COMPENSATION REPORT BY THE BOARD OF DIRECTORS

GENERAL

         Pursuant to the Company's By-laws, the Chief Executive Officer Committee (the "CEOC") -- consisting of the Chairman, the Vice Chairman, the President, and such other officers of the Corporation as may from time to time be determined by the Board -- performs the functions of the Chief Executive Officer of the Company. Since August 30, 1991, the CEOC has consisted of George Wm. Erikson, Chairman, and Robert W. Erikson, Vice Chairman and President.

         The Company does not have a compensation committee. The CEOC, with the annual review and oversight of the Board, determines the compensation for all officers of the Company except the members of the CEOC. The Board as a whole, considers compensation arrangements proposed by and for members of the CEOC, and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEOC. When considering CEOC compensation arrangements, Board review may be conducted with or without the presence (or participation) of the CEOC members who are also members of the Board as the Board deems appropriate under the circumstances. Resolutions of the Board altering CEOC compensation arrangements, in any material way, are voted upon by the Board with such CEOC members abstaining. A second vote is then taken with all directors participating.

PHILOSOPHY

         The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including the CEOC members) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board and CEOC believe that management compensation should be set at levels that are competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the view of the Board and the CEOC members that the compensation of management should have a significant component which is contingent upon the Company's level of performance thereby encouraging executive officers to enhance the profitability of the Company and thus increase shareholders' value by aligning closely the financial interests of the Company's executive officers and those of its shareholders. The Board reviews on an annual basis the compensation arrangements of the Company's executive officers to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

         The compensation program for the Company's officers, including members of the CEOC, consists of: (a) base salary; (b) incentive cash bonuses; and (c) compensation pursuant to plans.

         Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

         (a) Base Salary. Typically, the base salary level for each executive officer (including members of the CEOC) is considered annually in September and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEOC is empowered to adjust the annual base salary level of executive officers (other than members of the CEOC) at other times during the year should it deem any such adjustments appropriate, with such adjustments included in the annual officer compensation review and approvals conducted by the Board each September.

         The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location.

         Applying the Company's compensation philosophy during the annual review in September 1996, it was the judgment of the CEOC and the Board that the base salary of each executive officer (including members of the CEOC) should be increased by 3% effective October 1, 1996.

         (b) Incentive Cash Bonuses. In addition to base compensation, the Board annually considers, at its sole discretion, the award of an annual return-on-equity ("ROE") incentive cash bonus for each of the officers of the Company (including members of the CEOC). The incentive bonus amount, if approved by the Board at the annual September review following the fiscal year in which the ROE bonus is earned, is calculated by multiplying the Company's annual ROE percentage (net earnings divided by weighted average equity less current earnings) times the base compensation paid to the officers over the fiscal year. The maximum annual individual incentive bonus eligible to any officer is limited to an upper cap of 30% of the officer's base compensation. The underlying concept of the ROE bonus is to have officer incentive compensation rise and fall in direct parallel with the Company's overall profitability results obtained by the officers on behalf of the shareholders.

         For the fiscal year ended June 30, 1997, due to negative net earnings, no incentive cash bonuses for officers were either earned or approved.

         (c) Compensation Pursuant to Plans. Officers of the Company (including members of the CEOC), are eligible to participate in the Employee Advantage Plan. The plan is a non-contributory profit sharing retirement plan, and includes a salary reduction feature under Section 401(k) of the Internal Revenue Code. Participation in, and benefits acquired under, the Employee Advantage Plan are on a nondiscretionary formula basis applicable to all employees.

COMPENSATION OF MEMBERS OF THE CEOC

         On September 13, 1996, the Board approved a 3% increase in base annual salary from $204,173 to $210,298, effective October 1, 1996, for each current member of the CEOC, namely, George Wm. Erikson and Robert W. Erikson. Approval came after a review of total compensation conducted without members of the CEOC present. The decision made by the Board to increase the base annual salary of the CEOC members by 3% was subjective, taking into account the philosophical aim of setting executive compensation, and was not based upon any particular performance criteria. A resolution of the Board to increase the base annual salary was voted upon twice by the Board, without and with CEOC members voting. As a consequence of the Company's reported negative net earnings, the members of the CEOC did not receive any cash incentive bonuses for fiscal year 1997. Members of the CEOC participated in the Employee Advantage Plan during fiscal year 1997 and received profit sharing contributions of $11,247. Mr. George Wm. Erikson also received a 401(k) plan matching contribution of $366.

         In approving the compensation of the CEOC members, the Board took into account that while George Wm. Erikson and Robert W. Erikson were devoting the predominate portion of their time and effort to the Company they were also devoting a portion of their time and effort to the parent company, CERBCO, Inc., and to its majority-owned subsidiary, Capitol Office Solutions, Inc. The Board believes the base salary levels set for George Wm. Erikson and Robert W. Erikson were commensurate with the time and effort devoted to the activities of, and their duties and responsibilities with, the Company. The Board of Directors

George Wm. Erikson
Robert W. Erikson
Calvin G. Franklin
Webb C. Hayes, IV
Paul C. Kincheloe, Jr.
Jack Massar
Thomas J. Schaefer

SUMMARY COMPENSATION

         The following table sets forth information concerning the compensation paid by the Company to each of the named executive officers for the fiscal years ended June 30, 1997, 1996 and 1995:


                           SUMMARY COMPENSATION TABLE
                                                                                 Long-Term Compensation
                                                                                 ----------------------
                                   Annual Compensation                           Awards         Payouts
                                   -------------------                     ------------------   -------
Name                                                 Other      Total      Restricted
and                                                  Annual     Annual       Stock   Options/    LTIP      All Other
Principal             Fiscal   Salary     Bonus   Compensation Compensation Awards     SARs     Payouts  Compensation
Position              Year      ($)        ($)      ($) 2/        ($)        ($)        (#)       ($)       ($) 3/
---------------------------------------------------------------------------------------------------------------------

George Wm. Erikson     1997   $208,649   $      0       $  0   $208,649       $  0     15,000       $  0   $11,613
Chairman & General     1996    201,555     22,393          0    223,948          0     15,000          0    11,264
Counsel 1/             1995    196,555     31,457          0    228,012          0     15,000          0    12,033

Robert W. Erikson      1997   $208,649   $      0       $  0   $208,649       $  0     15,000       $  0   $11,247
President 1/           1996    201,555     22,393          0    223,948          0     15,000          0     9,014
                       1995    196,555     31,457          0    228,012          0     15,000          0    10,118

John F. Mulhall        1997   $122,073   $      0       $  0   $122,073       $  0          0       $  0   $10,492
Vice President of      1996    118,023     13,112          0    131,135          0          0          0     8,639
Sales & Marketing      1995    114,993     18,404          0    133,397          0          0          0     7,926

Gregory Laszczynski    1997   $132,850   $      0       $  0   $132,850       $  0          0       $  0   $13,130
Vice President of      1996    124,335     13,814          0    138,149          0          0          0    10,531
Operations             1995    109,756     17,564          0    127,320          0          0          0     8,308

Raymond T. Verrey      1997   $ 99,861   $      0       $  0   $ 99,861       $  0          0       $  0   $ 9,170
Vice President & Chief 1996     96,568     10,729          0    107,297          0          0          0     7,564
Financial Officer      1995     94,076     15,056          0    109,132          0          0          0     6,859

Robert F. Hartman      1997   $ 88,808   $      0       $  0   $ 88,808       $  0          0       $  0   $ 7,826
Vice President of      1996     85,891      9,542          0     95,433          0          0          0     6,665
Administration &       1995     83,664     13,390          0     97,054          0          0          0     5,754
Secretary
--------------------------------------------------------------------------------------------------------------------
1/   The Company's Chief Executive Officer Committee, consisting of the Chairman and the President,  exercises the duties and  responsibilities of the Chief
     Executive Officer of the Company.
2/   None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total  salary and bonus.
3/   Contributions to the Insituform East, Incorporated Employee Advantage Plan,
     as described on page 9


COMPENSATION PURSUANT TO PLANS

Insituform East, Incorporated Employee Advantage Plan

         The Company maintains a noncontributory profit sharing (retirement) plan, the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"), in which all employees not covered by a collective bargaining agreement and employed with the Company for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Company's Board of Directors which determines, at its discretion, the amount of the Company's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of the Company, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of the Company's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation paid above FICA limits. Discretionary amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% vests) and are fully vested after seven years of service.


Names and Capacities in Which                                 Contributions for             Vested Percent
Cash Contributions Were Made                               Fiscal Years of 1997 1/          as of 10/16/97
-----------------------------                              -----------------------          --------------
George Wm. Erikson, Chairman                                      $11,247                        100%
Robert W. Erikson, President                                       11,247                        100%
John F. Mulhall, Vice President of Sales & Marketing                9,842                        100%
Gregory Laszczynski, Vice President of Operations                  10,930                        100%
Raymond T. Verrey, Vice President & Chief Financial Officer         7,511                        100%
Robert F. Hartman, Vice President of Administration & Secretary     6,351                         80%

All Executive officers as a group (6 persons)                     $57,128                        N/A
----------------------------------------------------------------------------------------------------------
1/   Total  contributions  to employees of $276,123  include  Insituform  East's contribution of $212,409 and reallocated amounts totaling $63,714 forfeited by former  participants  who terminated  employment  with  Insituform  East during fiscal year 1997

         The IEI Advantage Plan includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. During the fiscal year ended June 30, 1997, the Company contributed an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts.

Names and Capacities in Which                               Contributions for   Vested Percent
Cash Contributions Were Made                                Fiscal Year 1997    as of 10/16/97
-----------------------------                               -----------------   --------------

George Wm. Erikson, Chairman                                      $  366             100%
Robert W. Erikson, President                                           0             100%
John F. Mulhall, Vice President of Sales & Marketing                 650             100%
Gregory Laszczynski, Vice President of Operations                  2,200             100%
Raymond T. Verrey, Vice President & Chief Financial Officer        1,659             100%
Robert F. Hartman, Vice President of Administration & Secretary    1,475             100%

All Executive officers as a group (6 persons)                     $6,350             N/A
---------------------------------------------------------------------------------------------

1994 Board of Directors Stock Option Plan

         The  Company  adopted,  with  stockholder  approval  at the 1994 Annual
Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of Directors Stock Option Plan. The purpose of the plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The plan is administered and options are granted by the Board of Directors. Under the terms of this plan, up to 525,000 shares of Common Stock have been reserved for the Directors of the Company.

         Each grant of options under the plan will entitle each director to whom such options are granted the right to purchase 15,000 shares of the Company's Common Stock at a designated option price, anytime and from time to time, within five years from the date of grant. Options are granted under the 1994 Board of Directors Stock Option Plan each year for five years to each member of the Board of Directors serving as such on the date of grant; i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of the Company), over a five year period.

         On December 13, 1996, options on a total of 105,000 shares of Common Stock were granted to directors of the Company (options on 15,000 shares to each of seven directors) at a per share price of $2.625. No options available under this plan were exercised by directors of the Company during fiscal year 1997.

1989 Board of Directors Stock Option Plan

         The  Company  adopted,  with  stockholder  approval  at the 1989 Annual
Meeting of Stockholders, the Insituform East, Incorporated 1989 Board of Directors Stock Option Plan. The purpose of this plan was the same as the 1994 Board of Directors Stock Option Plan. The plan is administered by the Board of Directors. Options were first granted to directors on December 1, 1989 and at each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1990, 1991, 1992 and 1993. No further options are anticipated to be granted under this plan.

         Each grant of options under the plan entitles each director to whom such options were granted the right to purchase 15,000 shares of the Company's Common Stock at a designated option price, anytime and from time to time, within five years from the date of grant. Options previously granted, which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. The Plan will terminate in 1999, unless terminated sooner by the Board of Directors. Under terms of this plan, 120,000 shares of Common Stock remain reserved for the directors of the Company.

         No options available under this plan were exercised by directors of the Company during fiscal year 1997.

OPTIONS/SAR GRANTS TABLE

         No option or Stock Appreciation Right grants were made to any of the named executive officers during fiscal year 1997 under the 1989 Board of Directors' Stock Option Plan. The following table sets forth information concerning options granted to each of the named executive officers, who are also directors, during fiscal year 1997 under the 1994 Board of Directors' Stock Option Plan:


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                                                         Potential Realized Value at
                                                                                        Assumed Annual Rates of Stock
                                   Individual Grants                                  Price Appreciation for Option Term
                                   -----------------                                  ----------------------------------
                                           % of Total
                                          Options/SARs
                                           Granted to     Exercised or
                         Options/SARs      Employees       Base Price        Expiration
Name                     Granted (#)     in Fiscal Year    ($/Share)            Date        5% ($)      10% ($)
------------------------------------------------------------------------------------------------------------------------
George Wm. Erikson        15,000 1/           14%            $2.625           12/30/01      $10,875     $24,045

Robert W. Erikson         15,000 1/           14%            $2.625           12/30/01      $10,875     $24,045
------------------------------------------------------------------------------------------------------------------------
1/ Option  grants  under the 1994 Board of  Directors  Stock  Option  Plans,  as
   described on page 10.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

         No option or Stock Appreciation Right grants made under the 1989 and 1994 Board of Directors Stock Option Plans to any of the named executive officers were exercised during fiscal year 1997. The following table sets forth information concerning option or Stock Appreciation right grants held by each of the named executive officers, who are also directors, as of June 30, 1997.

                AGGREGATED OPTION/SAR GRANTS IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

                                                           Number of Unexercised            Value of Unexercised
                                                              Options/SARs at             In the Money Options/SARs
                                                            Fiscal Year-End (#)             at Fiscal Year-End ($)
                                                        --------------------------        ---------------------------
                        Shares Acquired    Value
Name                    on Exercise (#)  Realized ($)   Exercisable    Unexercisable     Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------
George Wm. Erikson            0             $ 0          75,000 1/          0               $938             $ 0

Robert W. Erikson             0             $ 0          75,000 1/          0               $938             $ 0
---------------------------------------------------------------------------------------------------------------------
1/   Options  exercisable  under the IEI 1989 and 1994 Board of Directors  Stock
     Option Plans, as described on page 10

REPRICING OF OPTIONS/SARs

         The Company did not adjust or amended the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 1997.

LONG-TERM INCENTIVE PLAN AWARDS

         The Company does not have any long-term incentive plans.

DEFINED BENEFIT OR ACTUARIAL PLANS

         The Company does not have any defined benefit or actuarial plans.

EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND   CHANGE-IN-CONTROL
ARRANGEMENTS

         There are no employment contracts between the Company and any named executive officer. There are no arrangements between the Company and any named executive officer, or payments made to an executive officer, that resulted, or will result, from the resignation, retirement or other termination of employment with the Company, in an amount that exceeded $100,000.

COMPENSATION OF DIRECTORS

         Non-officer directors of the Company are paid an annual fee of $5,000 plus $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are salaried employees receive no remuneration for their service as directors but are eligible with all other directors to participate in the 1989 and 1994 Board of Directors' Stock Option Plans, as described under the section entitled "Compensation Pursuant to Plans." All directors of the Company are reimbursed for Company travel-related expenses.

         Mr. Jack Massar, a director of the Company since 1991, has a consulting agreement with the Company. Mr. Massar received $35,300 from the Company for services rendered pursuant to this agreement during fiscal year 1997. Mr. Massar is also reimbursed for travel-related expenses in connection with this agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company's Board of Directors does not have a Compensation Committee; the Board of Directors serves in that capacity. Messrs. George Wm. Erikson and Robert W. Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and President, respectively, participate in and during fiscal year 1997 participated in deliberations of the Board of Directors concerning executive officer compensation.

         Messrs. George Wm. Erikson and Robert W. Erikson are both members of the Board of Directors and executive officers of CERBCO, Inc. In their capacity as directors of CERBCO, Inc., they participate in and during fiscal year 1997 participated in deliberations of the CERBCO, Inc. Board of Directors concerning executive officer compensation for CERBCO, Inc.

PERFORMANCE GRAPH

         The following graph compares the total stockholder return on the Company's Common Stock to the Total Return Index for the NASDAQ Stock Market (U.S. companies) and to a Peer Group Index based on NASDAQ Stocks SIC Code 162, "Heavy Construction, Except Highway," for the last five fiscal years.



       Date                                  Company Index   Market Index    Peer Index

     06/30/92 ................................   100.000         100.000        100.000
     07/31/92 ................................   103.448         103.541         93.942
     08/31/92 ................................   137.931         100.377         94.669
     09/30/92 ................................   124.138         104.108         93.692
     10/30/92 ................................   110.345         108.208         99.876
     11/30/92 ................................   148.276         116.819        121.538
     12/31/92 ................................   137.931         121.120        127.613
     01/29/93 ................................   134.483         124.568        121.432
     02/26/93 ................................   110.345         119.921        120.280
     03/31/93 ................................   100.000         123.392        106.777
     04/30/93 ................................    93.103         118.126        107.258
     05/28/93 ................................    86.207         125.182         99.995
     06/30/93 ................................    80.821         125.761         95.702
     07/30/93 ................................    66.765         125.909         93.475
     08/31/93 ................................    65.008         132.417         99.081
     09/30/93 ................................    61.494         136.361         97.697
     10/29/93 ................................    72.036         139.426        105.281
     11/30/93 ................................    77.307         135.267         99.663
     12/31/93 ................................    66.765         139.038         90.231
     01/31/94 ................................    70.279         143.259         96.775
     02/28/94 ................................    77.307         141.922        101.913
     03/31/94 ................................    84.335         133.195        101.198
     04/29/94 ................................    80.821         131.467        100.260
     05/31/94 ................................    73.793         131.788         99.872
     06/30/94 ................................    71.685         126.969         96.388
     07/29/94 ................................    71.685         129.573         93.423
     08/31/94 ................................    71.685         137.833         96.578
     09/30/94 ................................    75.269         137.480         96.640
     10/31/94 ................................    68.100         140.182         99.385
     11/30/94 ................................    82.437         135.532         93.087
     12/30/94 ................................    71.685         135.912         96.698
     01/31/95 ................................    78.853         136.674        103.787
     02/28/95 ................................    93.190         143.902        106.660
     03/31/95 ................................    86.022         148.167        101.996
     04/28/95 ................................   100.359         152.832        104.798
     05/31/95 ................................   121.864         156.773        110.760
     06/30/95 ................................   127.219         169.478        111.079
     07/31/95 ................................   127.219         181.935        109.990
     08/31/95 ................................   134.489         185.622        119.636
     09/29/95 ................................   149.028         189.891        117.866
     10/31/95 ................................   138.124         188.803        113.162
     11/30/95 ................................   119.950         193.236        109.321
     12/29/95 ................................   123.584         192.207        116.036
     01/31/96 ................................   119.950         193.155        108.144
     02/29/96 ................................   109.045         200.508        110.840
     03/29/96 ................................   109.045         201.173        121.497
     04/30/96 ................................   109.045         217.862        149.841
     05/31/96 ................................   112.680         227.866        179.095
     06/28/96 ................................    92.486         217.594        159.759
     07/31/96 ................................    92.486         198.213        155.613
     08/30/96 ................................    90.637         209.319        161.014
     09/30/96 ................................    90.637         225.330        181.684
     10/31/96 ................................    81.388         222.841        209.527
     11/29/96 ................................    81.388         236.617        206.613
     12/31/96 ................................    77.689         236.405        220.561
     01/31/97 ................................    96.186         253.209        247.707
     02/28/97 ................................    92.486         239.212        234.888
     03/31/97 ................................    85.088         223.595        260.433
     04/30/97 ................................    85.088         230.587        252.591
     05/30/97 ................................    81.388         256.730        264.047
     06/30/97 ................................    75.765         264.575        278.318

  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche was engaged to audit the financial statements of the Company for the fiscal year ended June 30, 1997. A representative of Deloitte & Touche will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from any stockholders present at the Meeting.

         The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 1998. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 1998.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         Financial statements of the Company are contained in the Company's Annual Report for the fiscal year ended June 30, 1997, a copy of which is enclosed herewith.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
            FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                    WITH THE FISCAL YEAR 1998 ANNUAL MEETING

         A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 1998 must be received no later than June 30, 1998, in order to be included in the Company's Proxy Statement for that meeting. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

         A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                                             By Order of the Board of Directors,




                                             Robert F. Hartman
                                             Secretary

  Landover, Maryland
  November 3, 1997

  APPENDIX A

  TEXT OF COMMON STOCK PROXY CARD:

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 386-4100

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 12, 1997
                              PROXY - COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints G.Wm. Erikson and R.W. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of INSITUFORM EAST, INCORPORATED held of record by the undersigned on October 16, 1997, at the Annual Meeting of Stockholders to be held on December 12, 1997 or any adjournments thereof.

                                   (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

[ X ] Please mark your votes as in this example.

               FOR, the nominee          WITHHOLD        Nominee:  C.G. Franklin
               listed at right        authority to vote            T.J. Schaefer
                                       for the nominee
                                       listed at right


1.  Proposal -
    Election of   [    ]                  [    ]
    Directors.

(INSTRUCTION: To indicate that you do not wish to have your shares voted for an individual nominee, check the FOR box above and print the name of such nominee on the line provided below.)

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE            SIGNATURE (IF HELD JOINTLY)         Dated:           ,1997

NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.

  TEXT OF CLASS B COMMON STOCK PROXY CARD:

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 386-4100

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 12, 1997
                          PROXY - CLASS B COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints G.Wm. Erikson and R.W. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of INSITUFORM EAST, INCORPORATED held of record by the undersigned on October 16, 1997, at the Annual Meeting of Stockholders to be held on December 12, 1997 or any adjournments thereof.

                                   (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

[ X ] Please mark your votes as in this example.

           FOR, the nominee         WITHHOLD       Nominee:  G.Wm. Erikson
           listed at right      authority to vote            R.W. Erikson
                                 for the nominee             W.C. Hayes, IV
                                 listed at right             P.C. Kincheloe, Jr.
                                                             J. Massar


1. Proposal -
   Election of [    ]               [    ]
   Directors.

(INSTRUCTION: To indicate that you do not wish to have your shares voted for an individual nominee, check the FOR box above and print the name of such nominee on the line provided below.)

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE             SIGNATURE (IF HELD JOINTLY)         Dated:           ,1997

NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.